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                     DRUG EMPORIUM, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                 - Exhibit 11 -


                                                                                      Three Months Ended
                                                                                 May 27, 1995     May 28, 1994
                                                                                 -------------    ------------
                                                                                        (Unaudited)
                                                                              (In thousands, except per share data)
Primary:
  Weighted average number of common shares outstanding   . . . . . . . .          13,166            13,156
  Net effect of dilutive stock options -- based on treasury stock method
   using estimated average market price . . . . . . . . . . . . . . . . .             (a)               (a)
                                                                                   ------            ------

  Weighted average common and common equivalent shares  . . . . . . . . .          13,166            13,156
                                                                                   ======            ======

  Net income    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $489              $269
                                                                                     ====              ====

  Net income per common and common equivalent share  . . .  . . . . . . .            $.04              $.02
                                                                                     ====              ====


Fully Diluted:
  Weighted average number of common shares outstanding   . . . . . . . .           13,166            13,156

  Net effect of dilutive stock options -- based on treasury stock method
   using closing market price  . . . . . . . . . . . . . . . . . . . . . .            (a)               (a)
                                                                                   ------            ------

  Fully diluted shares  . . . . . . . . . . . . . . . . . . . . . . . . .          13,166            13,156
                                                                                   ======            ======
  Net income   . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .            $489              $269
                                                                                     ====              ====

  Net income per common share assuming full dilution    . . . . . . . . .            $.04              $.02
                                                                                     ====              ====



(a) Excluded as amounts are antidilutive.





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